EXHIBIT 99.2

For Immediate Release	Contact Information:	ML Strategies LLC Nancy J. Sterling (617) 348-1811
MANGOSOFT CLOSES PRIVATE PLACEMENT
     Nashua, New Hampshire (January 10, 2007) — MangoSoft, Inc. (OTC:BB:MGOF), a developer of internet enabling business software solutions, announced that it had completed a private placement of its common stock raising aggregate gross proceeds of $1,200,000 through the sale of 2,400,000 shares of its common stock. The private placement was made to a group of investors led by current stockholders, and no placement agent was involved in connection with the offering. The Company stated that it intends to use the net proceeds of the private placement, after the payment of certain offering and past due expenses, to fund its various patent litigations.
Forward-looking Statement
Statements included in this release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) the outcome of various litigations; (ii) an economic downturn that could create a recession; and (iii) other factors described in the Company’s quarterly reports on Form 10-Q for the three month periods ended March 31, 2006, June 30, 2006, and September 30, 2006.